Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

P R O M I S S O R Y N O T E

Principal Amount: $310,000	Dated as of [_], 2022

Lakeshore Acquisition I Corp., a Cayman Islands exempted company (the “Maker”), promises to pay to the order of [Investor] or its registered assigns or successors in interest (the “Payee”) the principal sum of Three Hundred Ten Thousand Dollars ($310,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal; Priority. The principal balance of this Promissory Note (this “Note”) shall be payable promptly after the date on which the Maker consummates an initial business combination (a “Business Combination”) with a target company (as described in its initial public offering prospectus (the “Prospectus”)). The repayment of this Note shall take priority over and be made prior to the repayment of any other loans made by the Maker. The principal balance may not be prepaid.

2.	Interest. No Interest shall accrue on the outstanding principal amount of this Note.

3.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, then to any interest, and finally to the reduction of the unpaid principal balance of this Note.

4.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.                  Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) by e-mail to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Lakeshore Acquisition I Corp.

Suite A-2F, 555 Shihui Road, Songjiang District, Shanghai, China 201100

Attn: Bill Chen

Email: bchen65@126.com If to Payee:

[_]

[_]

Attn: [_]

Email: [_]

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party,

(ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service. Maker hereby appoints Bill Chen of RedOne Investment Limited with offices at 667 Madison Avenue, New York, New York 10065 as its agent for service of process, and agrees that service of any process, summons, notice or document upon such agent, by hand delivery or registered mail, shall be effective service of process for any suit, action or proceeding brought in any such court.

9.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10.	Jurisdiction. The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

11.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	No Claims Against Trust Account. Payee acknowledges that the Maker is a blank check company with the powers and privileges to effect a Business Combination. Payee further acknowledges that, as described in the Prospectus available at www.sec.gov, substantially all of the Maker’s assets consist of the cash proceeds of the Maker’s initial public offering (including overallotment securities sold by the Maker’s underwriter thereafter) and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Maker, its public shareholders and the underwriters of Maker’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Maker to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Maker entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, Payee, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they now have or may have in the future, in or to any monies held in the Trust Account or distributions therefrom to the Maker’s public shareholders, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of, this Note or the transactions contemplated hereby; provided, however, that nothing in this Section 12 (x) shall serve to limit or prohibit Payee’s right to pursue a claim against Maker for legal relief against assets held outside the Trust Account (other than distributions to the Maker’s public shareholders), for specific performance or other equitable relief, (y) shall serve to limit or prohibit any claims that Payee may have in the future against Maker’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than distributions to the Maker’s public shareholders) and any assets that have been purchased or acquired with any such funds) or (z) shall be deemed to limit any Payee’s right, title, interest or claim to the Trust Account by virtue of such Payee’s record or beneficial ownership of securities of the Maker acquired by any means other than pursuant to this Note, including but not limited to any redemption right with respect to any such securities of the Maker.

13.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15.	Disclosure. Notwithstanding anything in this Note to the contrary, the Maker shall not publicly disclose the name of Payee or any of its affiliates, or include the name of the Payee or any of its affiliates in any press release or in any filing with the Securities and Exchange Commission (the “Commission”) or any regulatory agency or trading market, without the prior written consent of the Payee, except (i) as required by the federal securities laws, and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Company shall provide the Payee with prior written notice of such disclosure, and shall accept, in good faith, all of Payee’s reasonable comments thereto.

16.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Promissory Note.

17.	Survival. The provisions of this Promissory Note shall survive after the consummation of the Maker entering into a Business Combination and shall be binding on any successors or assigns of the Maker after the consummation of any such Business Combination.

[The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Executive Officer the day and year first above written.

LAKESHORE ACQUISITION I CORP.

By:
Name:	Bill Chen
Title:	Chief Executive Officer

Accepted and Agreed:

[INVESTOR]

By:
Name:
Title:

By:
Name:
Title: